EXHIBIT 99.1

For Immediate Release January 5, 2011
Commodore announces strategic collaboration with Aibelive Co., Ltd. at CES 2011

LAS VEGAS, NV. -- Commodore Holdings Corporation, (OTC:QB: ARMC) announced a strategic collaboration with Aibelive Co.,Ltd. (www.aibeliveusa.com) a Taiwan based company in their first step towards an exciting new gaming strategy. Aibelive is the creator and developer of interactive games using an unique and advanced movement sensor technology that enables smart phones to be utilized remotely as a joystick or game controller.

Aibelive's interactive technology enables Commodore to refresh and modify their most popular classic Commodore 64 games giving consumers a fresh, new gaming experience. Together, the companies announced a new, downloadable gaming platform that allows the user to access the full range of Commodore games as well as third party publisher games.

"Our collaboration with Commodore allows us to extend our unique gaming technology to the excited community of Commodore users who are playing these classic games daily in countries worldwide," adds Mr. Ray Su, CEO of Aibelive; " The gaming fans are thrilled to know that there will be new titles announced soon as well and experience this unique movement technology using their own smart phone as a controller or simply to play those games on the move as mobile app."

Commodore's plans include the addition of mobile games with titles announced in the first quarter of 2011 with their selected partners. "We are very excited about our new product offering. The new emulator for those games running on mobile Android OS platforms will already be available for download at the end of this 1st quarter." stated Frank Liu, CEO of Commodore North America.

The first release of the new gaming platform will be unveiled at the Consumer Electronics Show 2011 in Las Vegas whereby both Aibelive and Commodore showcase their products. Consumers can experience the new games now using their mobile phones as remote controller by downloading the latest interactive games from the Commodore gaming download platform.

Commodore will begin shipping products shipment through their distribution channels across the USA by March 1, 2011 followed by select European countries. The new download gaming platform for USA will officially be announced on or before March 1.2011.

Visit Commodore at the Hilton Hotel, suite no. 448 (on invitation) and Aibelive at the Convention Centre, South Hall # 3, (upper level) booth no. 35169.
For more information please visit the Commodore Corporate website www.commodorecorp.com or www.commodoreworld.com/gaming
For Aibelive Co.,Ltd. please visit www.aibeliveusa.com or www.aiwi-game.com
Contact: Commodore Holdings Corporation Email: press@commodorecorp.com show cell # 626 715 9088
Aibelive Co., Ltd Email :albertc@aibeliveusa.com show cell # 626 674 2680

Forward Looking Statements:

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